                              INVESTMENT AGREEMENT


THIS AGREEMENT is dated as of September 8, 2000.

AMONG:

          PRION DEVELOPMENTAL LABORATORIES, INC., a privately-held company duly incorporated under the laws of the State of Maryland, having an office at 1000 Asbury Drive, Suite 7, Buffalo Grove, Illinois 60089 (Fax No.: (847) 215-1954)

          (the "COMPANY")

AND:

          EFOORA, INC., a publically-held company duly incorporated under the laws of the State of Delaware, having an office at 900 Asbury Drive, Buffalo Grove, Illinois 60089 (Fax
          No.: (847) 634-0476)

          ("EFOORA")

AND:

          BIOLABS, INC., a publically-held company duly incorporated under the laws of the State of New York, having an office at #1A, 3033 King George Highway,
          Surrey, British Columbia, V4P 1B8 (Fax No.: (604)
          542-0821)

          (the "INVESTOR")


WHEREAS:

A. The Company is engaged in the business of developing rapid diagnostic assays for the detection of prion disease in humans, animals, food and related products and byproducts;

B. Efoora is a publically-held research and development company and is the majority shareholder in the Company, and is engaged in the business of developing, manufacturing and marketing rapid diagnostic assays (including those for HIV and other infectious diseases); and

C. The Investor has agreed to subscribe for common shares in the capital of the Company, and certain other securities, on the terms and conditions set forth in this Agreement;

NOW THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the parties hereby agree as follows:

                           ARTICLE 1 - INTERPRETATION

1.1       DEFINITIONS. In this agreement, unless otherwise provided:

     (a) "AGREEMENT" means this Investment Agreement, as amended or replaced from time to time;

     (b) "AFFILIATE" means any Person which directly or indirectly controls or is controlled by or is under common control with a party to this Agreement, including:

          (i) any corporation which is directly or indirectly Controlled by that Person;

          (ii) if a corporation, any corporation which Controls that Person, and any corporation which is directly or indirectly Controlled by a corporation which Controls that corporate Person; and

          (iii) if a partnership or limited partnership, any partner of the partnership or any corporation which Controls that partner and any corporation which is directly or indirectly Controlled by a corporation that Controls that partner;

     (c)  "BALANCE SHEET DATE" means August 31, 2000;

     (d) "BUSINESS" means the businesses currently and to be conducted by the Company or by Efoora (as applicable), as described in Schedule 1.1(d);

     (e) "CLOSING" means the concurrent closing of the purchase and sale of the Purchased Securities and the execution and delivery of the Transaction Documents, on the Closing Date;

     (f) "CLOSING DATE" means the date set forth on the first page of this Agreement or such other date as agreed in writing among the parties;

     (g) "COMMON SHARES" means shares of any class of common shares in the share capital of the Company or of Efoora, as appropriate;

     (h) "CONSTATING DOCUMENTS" means the Articles of Incorporation, continuance or amalgamation pursuant to which the Company or Efoora or the Investor (as applicable) was incorporated, continued or amalgamated, as the case may be, and the By-Laws of such corporation, together with any amendments thereto or replacements thereof;

     (i) "CONTRACT" means any agreement, indenture, contract, lease, deed of trust, license, strategic or collaborative research arrangements, option, instrument or other commitment or obligation, whether written or oral;

     (j)  "CONTROL" means:

          (i) the right to cast a majority of the votes which may be cast at a general meeting of a corporation or other Person; or

          (ii) the right or ability to elect or appoint, directly or indirectly, a majority of the directors or equivalent governing body of a corporation or other Person who has the right to manage or supervise the management of the affairs and business of the corporation;

          and the words "CONTROLS", "CONTROLLED", or "CONTROLLING" have corresponding meanings;

     (k) "EMPLOYEE AGREEMENTS" means the proprietary information and invention agreements, the non-competition agreements and the employment agreements between the Company and each of its employees, contractors, directors and officers, in a form satisfactory to the Investor;

     (l) "ENCUMBRANCE" means any encumbrance, lien, claim, charge, hypothec, pledge, mortgage, title retention agreement, security interest of any nature, adverse claim, exception, reservation, easement, right of occupation, any matter capable of registration against title, option, right of pre-emption, privilege or any Contract to create any of the foregoing;

     (m)  "FULL-RATCHET ANTI-DILUTION PROTECTION" has the meaning set out in section 2.1(c);

     (n) "FULLY DILUTED BASIS" means that all options, warrants or other rights of any kind to acquire Common Shares and all securities convertible or exchangeable into Common Shares outstanding at that time shall be deemed to have been fully exercised, converted or exchanged, as the case may be, and the Common Shares issuable as a result thereof shall be deemed to have been fully issued and to form part of the holdings of the Person(s) entitled to receive such Common Shares;

     (o) "INDEMNITY AGREEMENTS" means the indemnity agreement between the Company and the nominee director of the Investor, in a form satisfactory to the Investor;

     (p) "INTELLECTUAL PROPERTY" means all intellectual property of the Company or of Efoora (as applicable) existing as of the Closing Date and used or currently being developed for use in the Company or in Efoora (as applicable) and all rights of the Company or of Efoora (as applicable) therein, worldwide, whether registered or unregistered, of any nature whatsoever, whether written or otherwise, including without limitation:

          (i) PATENTS -- all patents, patent applications and other patent rights used in the Business, including any additions, divisions, continuations, continuations-in-part, amendments, amalgamations, renewals, extensions and reissues of such applications or patents;

          (ii) TRADE-MARKS -- all trade-marks, trade-names, service marks, brand names, logos, domain names or the like used in the Business, whether used in association with wares or with services, including without limitation, those trade-marks (of the Company) listed in Schedule 3.1(ax) and all applications, registrations, renewals, modifications and extensions of such trade-marks;

          (iii) COPYRIGHTS -- all copyrights used in the Business, including without limitation, all copyrights in and to any Software and all applications and registrations of such copyrights;

          (iv) TECHNOLOGY -- all technology, knowledge, know-how and/or techniques created, developed or acquired, being created, developed or acquired by the Company or Efoora (as applicable) whether or not patented or patentable and whether or not fixed in any medium whatsoever, including without limitation, all inventions, Software, processes, proprietary manufacturing information and know-how, analytical procedures, methods, trade secrets, research and technical data, inventors notes, records, formulae, drawings and designs, sketches, patterns, specifications, blue prints, flow charts or sheets, equipment and parts lists and descriptions, samples, reports, papers, studies, findings, algorithms, instructions, guides, manuals, and plans for new or revised products and/or services;

     (q)  "PERMITTED ENCUMBRANCES" means:

          (i) liens for taxes, assessments and governmental charges due and being contested in good faith and diligently by appropriate proceedings (and for the payment of which adequate provision has been made); and

          (ii)  the permitted encumbrances listed in Schedule 1.1(q) hereto;

     (r) "PERSON" means any individual, partnership, unincorporated association, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, trust, trustee, executor, administrator, or other legal personal representatives, regulatory body or agency, government or governmental agency, authority or entity, however designated or constituted;

     (s) "PREFERRED SHARES" means the preferred shares authorized and issued by Efoora, all of which have identical rights and obligations to the Common Shares of Efoora;

     (t) "PURCHASED COMMON SHARES" means two million (2,000,000) Common Shares of the Company to be subscribed for by the Investor from the Company at a price of one dollar ($1.00) per common share;

     (u) "PURCHASED WARRANTS" means the warrants entitling the Investor to acquire one million (1,000,000) Common Shares of the Company, exchangeable for Common Shares of Efoora, to be subscribed for by the Investor on the Closing Date, with terms and conditions as provided in Schedule 1.1(u);

     (v) "PURCHASED SECURITIES" means the Purchased Common Shares and the Purchased Warrants;

     (w) "SHAREHOLDERS' AGREEMENT" means the shareholders agreement dated concurrently herewith among the Company and Efoora and the Investor and certain others;

     (x) "SOFTWARE" means all computer programs used in the Business, including all versions thereof, and all related documentation, manuals, source code and object code, program files, data files, computer related data, field and data definitions and relationships, data definition specifications, data models, program and system logic, interfaces, program modules, routines, sub-routines, algorithms, program architecture, design concepts, system designs, program structure, sequence and organization, screen displays and report layouts, all as they exist at the Closing Date;

     (y) "SUBSCRIPTION PRICE" means the total sum of $2,000,000 payable by the Investor to the Company, in the proportions and on the dates set forth in Sections 2.1 and 2.2, in consideration of its subscription for the Purchased Securities, the Full-Ratchet Anti-Dilution Protection, and its option to purchase further warrants in PDL;

     (z) "TAX" or "TAXES" means all federal, provincial, state, municipal, foreign and other taxes (including, without limitation, income taxes, sales taxes, excise taxes, value added taxes, capital taxes, property taxes, and production, severance and similar taxes and assessments) and includes all penalties, interest and fines with respect thereto;

     (aa) "TIME OF CLOSING" has the meaning set out in Section 6.1;

     (ab) Transaction Documents  means:

          (i)   this Agreement;

          (ii)  all consents and waivers required pursuant to this transaction;

          (iii) the Termination of Employment Agreement(s);

          (iv)  the Indemnity Agreement, in a form satisfactory to the Investor;

          (v)   the Shareholders'  Agreement;

          (vi)  the Registration Rights Agreement; and

          (vii) the Warrant Certificate.

     (ac) "WARRANT CERTIFICATE" means the warrant certificates evidencing the Purchased Warrants in form satisfactory to the Investor and "Warrant Certificate" means any one of them.

     (ad) "WARRANT SHARES" means the Common Shares of the Company or the Common Shares of Efoora (as applicable) resulting from the exercise of the Purchased Warrants and "Warrant Share" means any one of them.

1.2 GENERAL INTERPRETATION. Any words defined elsewhere in the Agreement shall have the particular meaning ascribed thereto. Words (including defined terms) using or importing the singular number include the plural and vice versa and words importing one gender only shall include all genders and words importing persons in this Agreement shall include individuals, partnerships, corporations and any other entities, legal or otherwise. The headings used in this Agreement are for ease of reference only and shall not affect the meaning or the interpretation of this Agreement.

1.3 ACCOUNTING PRINCIPLES. Wherever in this Agreement reference is made to a calculation to be made or an action to be taken in accordance with generally accepted accounting principles, such reference will be deemed to be to the generally accepted accounting principles from time to time approved by the American Institute of Certified Public Accountants, or any successor institute, applicable as at the date on which such calculation or action is made or taken or required to be made or taken in accordance with generally accepted accounting principles.

1.4 SCHEDULES. The following Schedules are attached to and form part of this Agreement:

          1.1(d)  - Description of Businesses of Company and Efoora
          1.1(q)  - Permitted Encumbrances
          1.1(u)  - Terms and Conditions of Purchased Warrants
          3.1 - General Exceptions to Representations and Warranties of the Company
          3.1(f)  - Issued Shares of the Company Immediately Prior to the
                    Completion of Closing
          3.1(l)  - Brokers/Finders and Related Fees of the Company
          3.1(m)  - Options and Warrants  of the Company
          3.1(n)  - Affiliates/Subsidiaries of the Company
          3.1(s)  - List of Assets and Property of the Company
          3.1(t)  - Contracts of the Company
          3.1(y)  - Accounts Payable, Accounts Receivable and Loans of the
                    Company
          3.1(ae) - Financial Statements and Balance Sheet of the Company 3.1(ak) - Non-arms-length Company Debt Obligations
          3.1(al) - Non-arms-length Company Contracts
          3.1(am) - Owners of Substantial Interests in Competitors to the
                    Company, Property Used by the Company, or Causes of Action in Connection with the Company
          3.1(an) - Employees and Contractors of the Company
          3.1(ax) - Intellectual Property of the Company
          3.2     - General Exceptions to Representations and Warranties of
                    Efoora
          3.2(f)  - Issued Shares (to major shareholders) in Efoora
          3.2(l)  - Options and Warrants in Efoora
          3.2(m)  - Affiliates/Subsidiaries of Efoora
          3.2(z)  - Financial Statements of Efoora
          3.2(ac) - Intellectual Property Licenses of Efoora
          6.2(i)  - Form of Legal Opinion by Company's Solicitor


          ARTICLE 2 - SUBSCRIPTION FOR AND SALE OF SHARES AND WARRANTS

2.1 Subject to and in reliance upon the representations, warranties, covenants, terms and conditions in this Agreement:

     (a) ON THE CLOSING DATE, the Investor hereby subscribes for and agrees to purchase from the Company, and the Company hereby agrees to allot from treasury and issue to the

          Investor and/or transfer to the Investor at the Closing, the Purchased Securities as set out below:

          (i) One million (1,000,000) Common Shares in the Company, at a price/share of one dollar ($1.00); and

          (ii) One million (1,000,000) Warrants in the Company, for an aggregate price of $10.00; and

     (b) On September 30, 2000, or upon completion of the performance milestone provided in Article 2.2(b) herein (whichever is later, provided that such date is no later than December 30, 2000), the Investor hereby subscribes for and agrees to purchase from the Company, and the Company hereby agrees to allot from treasury and issue to the Investor and/or transfer to the Investor, the Purchased Securities as set out below:

          (i) One million (1,000,000) Common Shares in the Company, at a price/share of one dollar ($1.00); and

     (c) as an integral part of the subscription and purchase of the Purchased Securities by the Investor, and the allotment and issuance of same by the Company and Efoora (as applicable), and as provided in Sections 2.1(a) and 2.1(b) above, on the Closing Date the Investor hereby also purchases from the Company and the Company hereby also agrees to provide to the Investor, Full-Ratchet Anti-Dilution Protection in the event the Company receives any additional capital investments and/or issues any additional Common Shares within the twelve (12) month period following the Closing Date.

          For the purposes of this Agreement "FULL-RATCHET ANTI-DILUTION PROTECTION" means that, in regard to the Purchased Common Shares, the Investor shall receive full ratchet anti-dilution protection, and any Purchased Common Shares issued to the Investor on the Closing Date will be repriced (if appropriate) and additional Common Shares will be issued forthwith to the Investor accordingly, at no additional cost to BioLabs, so that the Investor at all times will continue to have a twenty-five percent (25%) equity share in the Company, on a Fully Diluted Basis; and

     (d) for a six (6) month period following the Closing Date, the Investor has the option to purchase up to one million (1,000,000) additional warrants in the Company, on terms and conditions equivalent to those attached to the Purchased Warrants herein, except for the strike price and exercise price and expiration date, each of which will be negotiated by the parties in good faith at that time.

2.2 PAYMENT FOR SHARES. The Subscription Price for the Purchased Common Shares and the Purchased Warrants and the Full-Ratchet Anti-Dilution Protection shall be paid in full by the Investor to the Company on the dates shown below as follows:

     (a) On the Closing Date: One Million and Ten Dollars ($1,000,010.00) of which:

          (i) One Hundred and Fifty Thousand Dollars ($150,000.00) shall be paid by the Company to McCarthy Tetrault, solicitors for the Investor, pursuant to a direction delivered by the Company at Closing, where such monies shall be held by McCarthy Tetrault in trust for the Company, to be released to the Company promptly following the Company's satisfactory delivery to the Investor of final and executed Research Agreements between the Company and each of the University of Maryland Biotechnology Institute, the Institute for Basic Research in Mental Retardation and Developmental Disabilities and Case Western Reserve University, in forms satisfactory to the Investor ("the RESEARCH AGREEMENTS"); and

          (ii) the remaining Eight Hundred and Fifty Thousand and Ten Dollars ($850,010.00) will be forwarded by wire transfer directly to the Company on the Closing Date; and

     (b) Promptly following the Investor's receipt of the Research Agreements and the Investor's receipt of all other post-closing documents listed in Article 6.5 herein, or on September 30, 2000, whichever is later (provided that such date is no later than December 30, 2000): One million dollars ($1,000,000.00) will be forwarded by wire transfer directly to the Company by the Investor.

2.3 COMPLETION OF CONDITIONS. All parties agree that the Investor shall have the sole authority to determine whether, and when, the Company has met the conditions set forth in Article 2.2(a)(i) herein, and that, upon making a determination that said conditions have been successfully completed by the Company, the Investor shall then promptly advise the Company accordingly in writing ("the Advisory"). Upon receipt of such Advisory, and only upon said receipt, (and not in any circumstances before said receipt), the Company will then have the authority to direct McCarthy Tetrault to release the funds held in trust to the Company.

2.4 FAILURE TO MEET CONDITIONS. In the event the Company fails to meet the conditions provided herein under Article 2.2(a)(i)and Article 2.3 by December 30, 2000, in such event all parties agree and direct that McCarthy Tetrault shall immediately release and transfer the monies held in trust to the Investor, and upon said release and transfer from McCarthy Tetrault to the Investor, the Company shall have no further right or interest to those monies, and the Subscription Price for those Purchased Common Shares that were issued pursuant to Article 2.1(a) will be adjusted accordingly.

2.5 CONCURRENT CLOSINGS. The purchase and sale of the Purchased Securities to the Investor will be closed concurrently at the same time and place on the Closing Date as the execution and closing of the Transaction Documents and no part of the purchase and sale of the Purchased Securities will be considered closed until all parts of that transaction are closed.

2.6 USE OF PROCEEDS. Unless otherwise agreed in writing by the Investor, the Company will use the Subscription Price for the following purposes, in accordance with its business plans: to recruit senior management, recruit development and support staff, fund continued research and development, expand sales and marketing functions and provide general working capital, provided, however, that the Company shall not use any of the funds provided by the Investor to pay down any debt owing to shareholders or third parties other than normal trade credit incurred in the operations of the Business.

                   ARTICLE 3 - REPRESENTATIONS AND WARRANTIES

3.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Except as expressly set forth in Schedule 3.1, the Company hereby represents and warrants to the Investor as follows, and acknowledges that the Investor is relying on such representations and warranties in completing its subscription for the Purchased Securities:

     (a) the Company has been duly incorporated and is validly existing and in good standing under the laws of Maryland;

     (b) the Company has all corporate power and capacity to own its properties and assets and to carry on its Business as now being conducted and as presently proposed to be carried on by it;

     (c) the Company is duly qualified as a company to do business in each jurisdiction in which the nature of the Business or the property or assets owned or leased by it makes such qualification necessary;

     (d) each of the Transaction Documents has been duly authorized by all requisite corporate proceedings, and executed and delivered by, the Company, as applicable, and is enforceable against the Company in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction;

     (e) there has been no amendment to the Constating Documents since the date of the Company's incorporation other than the amendments to
          Article V and Article VI of the Company's Articles which amendment was effective July 26, 1999, and the amendment to the Company's Articles of Incorporation, effective September 1, 2000, which increased the number of Common Shares the Company is authorized to issue to twenty-five million (25,000,000) shares;

     (f) the authorized capital of the Company consists of twenty-five million (25,000,000) shares in one class, all of which have been duly and validly created, and of which, immediately prior to the completion of the Closing, a total of six million (6,000,000)
          Common Shares (the "ISSUED SHARES") are duly and validly issued and outstanding as fully paid and non-assessable and are registered in the names of the persons set forth in Schedule 3.1(f) hereto and are not subject to any Encumbrance, or pledge of any nature or kind;

     (g)  the Company has no debt capital of any kind;

     (h) the Issued Shares have been offered, issued, sold and delivered in compliance with all applicable federal, state, and provincial securities laws in the USA and Canada;

     (i)  upon receipt of the Subscription Price by the Company:

          (i) the Purchased Common Shares will be duly and validly created, authorized, allotted and issued as fully paid and non-assessable;

          (ii) the Purchased Warrants will be duly and validly created, authorized and issued as fully paid and non-assessable; and

          (iii) the Warrant Shares will, upon receipt by the Company of payment therefor, be duly and validly allotted and issued as fully paid and non-assessable,

          in compliance with all applicable securities laws and the Investor will be the legal and registered owner of and will have good and marketable title to the Purchased Common Shares and the Purchased Warrants, and upon issuance, the Warrant Shares, free and clear of all pre-emptive rights, mortgages, liens, charges, security interests, adverse claims, pledges and demands whatsoever arising by reason of the acts or omissions of the Company, other than the sale restrictions imposed by the Shareholders Agreement or applicable USA or Canadian securities laws;

     (j) no existing shareholder of the Company has any pre-emptive right or right of first refusal that has not been waived in respect of the allotment and issuance of the Purchased Securities and there are no existing shareholder agreements or Contracts of a similar nature relating to the Company or any Issued Shares, other than the Shareholders' Agreement;

     (k)  the sale and issuance of the Purchased Securities will neither:

          (i) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Contract to which the Company is a party or by which it or its property is bound; nor

          (ii)  give any Person the right to

                A. declare a default or exercise any remedy under any Contract to which the Company is a party;

                B. accelerate the maturity or performance of any Contract, or any provision in any Contract, to which the Company is a party; or

                C. cancel, terminate or modify any Contract to which the Company is party;

     (l) except as set forth in Schedule 3.1(l), no broker or finder acted directly for the Company or one or more of its principals or shareholders in connection with this Agreement, and no broker or finder is entitled to any brokerage or finder's fee or any commission or fee in respect of this Agreement or the transactions contemplated by this Agreement;

     (m) except as set forth in Schedule 3.1(m), no Person has any agreement, option or any right or privilege, or any right capable of becoming an agreement, option or any right or privilege, for the acquisition, purchase, subscription, allotment or issuance of any shares of the Company or any of its subsidiaries including, but not limited to, any convertible securities, warrants, stock options or convertible obligations; or to require the Company or any of its subsidiaries to purchase, redeem or otherwise acquire any of its issued and outstanding shares;

     (n) except as set forth in Schedule 3.1(n), the Company has no Affiliates or any subsidiaries;

     (o) all action on the part of the Company and its directors and shareholders necessary for the allotment, issuance and delivery of the Purchased Securities to the Investor has been taken;

     (p) the Purchased Common Shares will be duly and validly created, authorized, allotted and issued as fully paid and non-assessable shares in the capital of the Company, and the Purchased Warrants will be duly and validly created, authorized and issued as fully paid and non-assessable warrants to purchase shares in the capital of the Company, and the Investor will be the legal and registered owner of all the Purchased Securities set out in Section 2.1 and will have good and marketable title thereto free and clear of all Encumbrances arising by, through or under the Company, subject only to the terms and conditions of the Shareholders' Agreement;

     (q) the execution and delivery of the Transaction Documents by the Company and the consummation of the transactions contemplated thereby (except as expressly set forth therein) will not result in either:

          (i) the breach or violation of any of the provisions of, or constitute a default under or conflict with or cause the acceleration of any obligation of the Company under:

                A. any Contract to which the Company or by which any of its property is bound;

                B. the Constating Documents or any resolution of the shareholders or directors (or any committee thereof) of the Company;

                C. any judgment, decree, order or award of any court, government, governmental agency, stock exchange, regulatory authority or any other third party having jurisdiction over the Company;

                D. any license, permit, approval, consent or authorization held by the Company or necessary to the operation of the Business; or

                E. any applicable USA or Canadian law, statute, ordinance, regulation or rule; or

          (ii) the creation or imposition of any Encumbrance on any of the Purchased Securities or any property or assets of the Company;

     (r) the Business is the only business operation carried on by the Company;

     (s) Schedule 3.1(s) lists all of the property and assets of the Company (excluding any Intellectual Property) and the Company has good, valid and marketable title to all of its property and assets free and clear of all Encumbrances, except Permitted Encumbrances and there is no Contract, option or any other right of another binding upon or which at any time in the future may become binding upon the Company to sell, transfer, assign, pledge, charge, mortgage or in any other way dispose of or encumber any of the assets of the Company, except pursuant to purchase orders accepted by the Company in the usual and ordinary course of its business;

     (t) the Contracts listed in Schedule 3.1(t), the Contracts with independent contractors referred to in Schedule 3.1(an), the financial commitments listed in Schedule 3.1(y) and the customer licenses and other Contracts described in Schedule 3.1(ax) hereof, represent all of the Contracts which the Company is party to as of the date hereof. All such Contracts are not in default or breach but rather are in good standing and, to the knowledge of the Company, there exists no condition, event or act that, with the giving of notice or lapse of time or both, would constitute such a default or breach, and the Company has received no notification of termination or notification of an intent to terminate any of said Contracts. All such Contracts are in full force and effect without amendment thereto and the Company is entitled to all benefits thereunder, and the Company has performed all obligations required to be performed by its under such Contracts.

     (u)  to the best of the knowledge of the Company:

          (i) the Company has complied, in all material respects, with all USA and Canadian laws, statutes, ordinances, regulations, rules, judgments, decrees or orders applicable to the Company or the Business; and

          (ii) no proceeding is pending or threatened to revoke or limit any License (as defined in Section 3.1(v));

     (v) the Company has obtained all material licenses, permits, approvals, consents, certificates, registrations or authorizations necessary to carry on the Business or to own or lease any of the property or assets used by the Company (collectively, the "LICENSES" and individually "LICENSE"). Each License is valid and subsisting and the Company is not in default or in breach, in any material respect, of any License;

     (w) there is no requirement for the Company to make any filing with, give any notice to or to obtain any license, permit, certificate, registration, authorization, consent or approval of, any USA or Canadian governmental or regulatory authority as a condition to the lawful consummation of the transactions contemplated by the Transaction Documents;

     (x) there is no requirement under any Contract relating to the Business or to the Company to give any notice to, or to obtain the consent or approval of, any party to such agreement, instrument or commitment relating to the consummation of the transactions contemplated by the Transaction Documents;

     (y) Schedule 3.1(y) contains a complete list of the accounts payable and the accounts receivable of the Company as at the Closing Date.
          Schedule 3.1(y) also contains a complete list of all loans, credit facilities, debt obligations and other monetary commitments of the Company as at the Closing Date. The accounts receivable of the Company are good accounts receivable collectible in accordance with the respective customer contract and are not subject to any defence, counterclaim or set-off;

     (z)  the Company has no work-in-progress ("WIP") as of the Closing Date;

     (aa) there are no judgments which remain unsatisfied against the Company or consent decrees or injunctions to which the Company is subject;

     (ab) there are no actions, suits or proceedings at law or in equity or by or before any governmental agency, arbitrator or arbitration board now pending, or to the best of the Company's knowledge, threatened against or affecting the Company or any of the Company's properties or assets and the Company is not aware of any ground on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success;

     (ac) the corporate records and minute books of the Company contain complete and accurate minutes, in all material respects, of all meetings of the directors and shareholders of the Company held since its incorporation, and all such meetings were duly called and held and the share certificate books, register of members, register of transfers and register of directors of the Company are complete and accurate in all material respects;

     (ad) the books of account, ledgers, order books, records and documents of the Company fairly and accurately disclose, in all material respects, in accordance with generally accepted accounting principles the financial position of the Company as at the date hereof and all material information relating to the Business of the Company, the location and collection of its assets and the nature of all transactions giving rise to the obligations or accounts receivable of the Company have been accurately recorded in such books of account, ledgers, order books, records and documents in all material respects;

     (ae) the financial statements of the Company for its fiscal year ended on the Balance Sheet Date were prepared in accordance with generally accepted accounting principles applied on a basis consistent with those of previous years and those financial statements, together with the balance sheet of the Company as of the Balance Sheet Date, copies of which are attached as Schedule 3.1(ae) hereto (collectively, the "COMPANY FINANCIAL STATEMENTS"):

          (i) present fairly the assets, liabilities, (whether accrued, absolute, contingent or otherwise) and the financial condition of the Company as at the Balance Sheet Date;

          (ii) present fairly the sales, earnings and the results of the operations of the during the 12 month period ending on the Balance Sheet Date;

          (iii) are in accordance with the books and accounts of the Company, as of the date thereof; and

          (iv)  are true and correct in all material respects;

     (af) since the Balance Sheet Date the Company has carried on its business in the usual and ordinary course and the Company has not entered into any transaction (including any transfer or sale of assets) out of the usual and ordinary course of business. Since the Balance Sheet Date there has been no material change in the affairs, business, prospects, operations or condition of the Company, financial or otherwise, whether arising as a result of any legislative or regulatory change, revocation of any licence or right to do business, fire, explosion, accident, casualty, labour dispute, flood, drought, riot, storm, condemnation, act of God, public force or otherwise, except changes occurring in the usual and ordinary course of business which have not adversely affected the affairs, business, prospects, operations or condition of the Company, financial or otherwise. No single capital expenditure in excess of Five thousand dollars ($5,000) or capital expenditures in the aggregate in excess of Ten thousand dollars ($10,000) have been made or authorized by the Company since the Balance Sheet Date;

     (ag) prior to the date of this Agreement, the Company has not:

          (i) declared or paid any dividends or made any other distribution on any of its shares;

          (ii) redeemed, purchased or otherwise acquired or agreed to acquire any of its shares;

          (iii) transferred, assigned, sold or otherwise disposed of any of its assets or cancelled any debts or claims except, in each case, in the ordinary and usual course of business;

          (iv) incurred or assumed any obligations or liability (fixed or contingent), except unsecured current obligations and liabilities incurred in the ordinary and usual course of business;

          (v) except as set forth in Schedule 3.1(f) and Schedule 3.1(m), issued or sold any shares or any warrants, bonds, debentures or other corporate securities of the Company or issued, granted or delivered any right, option or other commitment for the issuance of any such securities;

          (vi) discharged or satisfied any lien or paid any obligation or liability (fixed or contingent) other than liabilities incurred in the ordinary and usual course of business;

          (vii) waived or omitted to take any action in respect of any rights of substantial value, or entered into any commitment or transaction not in the ordinary and usual course of business;

          (viii) made or otherwise authorized or agreed to any changes in any material Contract;

          (ix) increased or agreed to increase the pay of, or paid or agreed to pay any pension, bonus (whether monetary or otherwise), share of profits, or other similar benefit to, any present or former director, employee, or officer;

          (x) mortgaged, pledged, subjected to lien, granted a security interest in or otherwise encumbered any of its assets or property, whether tangible or intangible;

          (xi)   waived or surrendered any right of substantial value;

          (xii) made any gift of money or of any property or assets to any individual, corporation, body corporate, partnership, joint venture, association, trust or unincorporated organization or any trustee, executor, administrator or other legal representative thereof;

          (xiii) obligated the Company to pay any royalty fee, license fee or management fee pertaining to the Company; or

          (xiv) authorized, agreed or otherwise become committed to do any of the foregoing;

     (ah) the Company has not, prior to the date of this Agreement:

          (i) acquired or had the use of any property from a person with whom it was not dealing at arm's length other than at fair market value;

          (ii) disposed of anything to a person with whom it was not dealing at arm's length for proceeds other than the fair market value thereof; or

          (iii) discontinued carrying on any business in respect of which non-capital losses were incurred;

     (ai) the Company does not have any contingent tax liabilities;

     (aj) the Company has filed all tax returns with the appropriate taxing authorities and made all remittances required and such tax returns were true and complete in all material respects as of filing;

     (ak) except as set forth in Schedule 3.1(ak), the Company is not indebted or obligated, contingently or otherwise, to any director, officer or shareholder of the Company or any other corporation with whom any director, officer or shareholder of the Company does not deal at arm's length, except for current liabilities or obligations in favour of any director or officer for director's fees, salaries, wages or benefits arising from services provided to the Company which are fair and reasonable for such services;

     (al) except as set forth in Schedule 3.1(al), and except for Contracts of employment and confidentiality and proprietary rights agreements with the Company's employees, the Company is not a party to any Contract with any director, officer, employee, shareholder or any other person not dealing at arm's length with the Company;

     (am) except as set forth in Schedule 3.1(am), no director, officer or shareholder of the Company and no person, firm or corporation that is an Affiliate of one or more of them:

          (i) owns, directly or indirectly, any interest in (except for shares representing less than one percent (1%) of the outstanding shares of any class or series of any publicly traded company), or is a director, officer, employee or consultant of, any person which is, or is engaged in business as, a competitor of the Business of the Company or a lessor, lessee, supplier, distributor, sales agent or customer of the Business or the Company;

          (ii) owns, directly or indirectly, in whole or in part, any property that the Company uses in the operation of the Business;

          (iii) has any cause of action or any claim whatsoever against, or owes any amount to, the Company in connection with the Business, except for any claims in the ordinary course of business;

     (an) Schedule 3.1(an) contains a complete and accurate list of all individuals who are employees or sales or other agents or representatives or contractors of the Company specifying each such person's total compensation;

     (ao) all accruals for unpaid vacation pay, premiums for (un)employment insurance, health premiums, Pension Plan premiums, accrued wages, salaries and commissions and employee benefit plan payments have been reflected in the books and records of the Company;

     (ap) to the best of the knowledge of the Company, after inquiry, no employee or contractor of the Company has breached any agreement such that the Company, as the case may be, if it had knowledge thereof, would be liable to other parties to the breached agreement for employing or continuing to employ the employee;

     (aq) there is no controversy pending between the Company and any of their respective present or past employees or contractors that may require payment by the Company;

     (ar) no notice has been received by the Company of any complaint filed by any employee against the Company claiming that the Company has violated the applicable employee or human rights or similar legislation in the jurisdictions in which the Company conducts or carries on its Business or operates, or of any complaints or proceedings of any kind involving the company or any employee of the Company before any labour relations board or other similar authority;

     (as) the Company is not an owner of real property or a party to or bound by or obligated under any agreement or commitment to own any real property or any interest in real property, except leases for its business premises;

     (at) the Company is a not party to or bound by any agreement of guarantee, assumption or endorsement or any like commitment of the obligations, liabilities (contingent or otherwise) or indebtedness of any other Person;

     (au) since the date of incorporation of the Company, there has not been, occurred or arisen any material adverse change in, or any event or consideration or state of fact of any character peculiar to the Company as to its operations which has, or may have, a material adverse affect on the financial condition, results of operations or business or prospects of the Company, including:

          (i) any damage, destruction or loss of any of its property (whether or not covered by insurance) materially adversely affecting the Business; or

          (ii) any labour disruption or threatened disruption or proceeding or investigation being carried on by the U.S. Department of Labor or similar body, or other proceeding against or involving the Company which might result in a materially adverse change in the Business;

     (av) the Company maintains in force, and will continue to maintain in force, general comprehensive and business liability insurance and insurance against loss on such of its properties, equipment and assets against such risks and to such limits as is in accordance with general business practice prevailing in the Business and having regard to the location, age and character of such property, asset or equipment and the nature of the Business;

     (aw) to the best of the knowledge of the Company, the Company and its officers, directors and employees have complied with all laws relating to the protection of the environment (including, without limitation, laws with respect to the handling, disposal or emission of hazardous materials or substances) and are not subject to any claim, action, order, review or investigation of any nature whatsoever, whether by any government or agency thereof or any other person or group, and to the best of the knowledge of the Company, no complaint has been made or filed with any government or agency thereof, with respect to environmental damage, contamination or injury or alleged environmental damage, contamination or injury by the Company or its officers, directors or employees or arising from or relating to any of the Company's property or assets and there is no matter, thing or condition, which could give rise to any such claim, action, order, review, investigation or complaint;

     (ax) Schedule 3.1(ax) hereto contains a full, complete and accurate list and description of all Intellectual Property used in connection with the Business including, without limitation, all patents, trade-marks, copyrights, trade names and service marks, whether registered or unregistered, and any applications therefor included in the Intellectual Property, including specifications regarding the jurisdictions in which each such Intellectual Property has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners and the Company has protected its interest in the Intellectual Property in the manner and to the extent described in
          Schedule 3.1(ax);

     (ay) the Company owns all of the Intellectual Property, free and clear of all Encumbrances, except Permitted Encumbrances and except for any Intellectual Property licensed to the Company as disclosed in
          Schedule 3.1(ax);

     (az) except as disclosed in Schedule 3.1(ax):

          (i) the Company has the exclusive right to use all of the Intellectual Property and has not granted any license or other rights to any other person in respect of the Intellectual Property,

          (ii) the Company is not required to pay any royalty or other fee to any person in respect of the use of any of the Intellectual Property,

          (iii) there is no restriction on the ability of the Company to use or exploit all of the rights in the Intellectual Property,

          (iv) each of the trade-marks and trade names included in the Intellectual Property is in use;

          (v) to the best knowledge of the Company, there is no and has not been any unauthorized use, infringement or misappropriation of any of Intellectual Property by any person, former employee or other third party; and

          (vi) all statements contained in all applications for registration of the Intellectual Property were true and correct in all material respects as of the date of such applications;

     (ba) to the best of the knowledge of the Company, the conduct of the Business does not infringe and the use of the Intellectual Property does not infringe, and the Company has not received any notice, complaint, threat or claim alleging infringement of, any copyright, patent, trade-mark, trade name, industrial design, trade secret or other intellectual property or proprietary right of any other person, and the conduct of the Business does not include any activity which may constitute passing off;

     (bb) neither the Company nor any employee or contractor of the Company is in violation in any material respect of any term of any employment contract, general non-disclosure agreement, non-competition agreement or any other covenant or any other common law obligation to a former employer or anyone else which relates to the right of any such employee to be employed by the Company or to the use of trade secrets or proprietary information of any third party;

     (bc) the Company is not a party to any pension plan, profit sharing plan, retirement plan, compensation deferral plan or other plan or arrangement of a similar nature;

     (bd) to the best of the knowledge of the Company, all technical information developed by and belonging to the Company for which a patent application has not been filed, which has not otherwise been deliberately or consciously made public, has been kept confidential;

     (be) all employees of, and contractors to, the Company have entered into proprietary rights or similar agreements with the Company, pursuant to which the employee/contractor assigns to the Company all Intellectual Property, technical information and other information developed and/or worked on by the employee/contractor while employed or engaged by the Company;

     (bf) all persons having access to or knowledge of the Intellectual Property or a confidential nature that is necessary or required or otherwise used for or in connection with the conduct or operation or proposed conduct or operation of the Business have entered into appropriate non-disclosure agreements with the Company;

     (bg) the Company has adequate liability insurance, in accordance with generally accepted industry standards in this regard, for companies of similar size with similar businesses, such protection applicable to directors, officers, employees, and agents while acting within the scope of their employment by the Company. Subject to
          Article 3.3 herein, the Company further covenants to assume any and all risks of personal injury and property damage attributable to the negligent acts or omissions of the Company and its officers, employees and agents;

     (bh) within three (3) years following the Date of Closing, the Company shall promptly direct its best efforts to acquiring a Nasdaq Small Cap listing or American Stock Exchange listing and make application for the registration of the Company's stock through appropriate SEC Regulations;

     (bi) to the best of the knowledge of the Company, the Intellectual Property of the Company comprises all of the intellectual property necessary for the conduct of the Business as it has been conducted in the last year and as it anticipates its Business being conducted in the next five (5) years;

     (bj) to the best of the knowledge of the Company, there is no matter, thing, information, fact, data or interpretation thereof relative to the Company or any of its property and assets which has not been disclosed to the Investor which could reasonably be expected to have a material adverse effect on the Company, its condition, financial or otherwise, or property and assets; and

     (bk) all documents and information delivered by the Company to the Investor as part of the Investor's due diligence in connection with the Transaction Documents are complete and accurate in all material respects.


3.2  REPRESENTATIONS AND WARRANTIES OF EFOORA. Except as expressly set forth in
Schedule 3.2, the Company hereby represents and warrants to the Investor as follows, and acknowledges that the Investor is relying on such representations and warranties in completing its subscription for the Purchased Securities:

     (a) Efoora has been duly incorporated and is validly existing and in good standing under the laws of Delaware;

     (b) Efoora has all corporate power and capacity to own its properties and assets and to carry on its Business as now being conducted and as presently proposed to be carried on by it;

     (c) Except as set forth in Section 3.2, Efoora is duly qualified as a company to do business in each jurisdiction in which the nature of the Business or the property or assets owned or leased by it makes such qualification necessary;

     (d) each of the Transaction Documents has been duly authorized by all requisite corporate proceedings, and executed and delivered by Efoora, as applicable, and is enforceable against Efoora in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction;

     (e) there has been no amendment to the Constating Documents since the date of Efoora's incorporation other than those amendments effective on the dates following: December 26, 1991; November 14, 1994; June 27, 1995; October 17, 1995; April 18, 1997; June 19,
          1997; July 10, 1997; June 16, 1999; and March 24, 2000.

     (f) the authorized capital of Efoora consists of Ninety-million (90,000,000) Common Shares and Five million (5,000,000) Preferred Shares, all of which have been duly and validly created, and of which, immediately prior to the completion of the Closing, a total of approximately 80,000,000 Common Shares and 5,000,000 Preferred Shares (the "EFOORA ISSUED SHARES") are duly and validly issued and outstanding as fully paid and non-assessable and are registered in the names of approximately [1,500] persons in total and are not subject to any Encumbrance, or pledge of any nature or kind and
          Schedule 3.1(f) hereto lists the names of all persons who hold greater than or equal to a [five percent (5%)] equity share in Efoora, on a Fully Diluted Basis;

     (g)  Efoora has no debt capital of any kind;

     (h) except as otherwise provided herein under Schedule 3.2, the Efoora Issued Shares have been offered, issued, sold and delivered in compliance with all applicable federal, state, and provincial securities laws in the USA and Canada;

     (i) upon receipt of the Subscription Price by the Company, as applicable:

          (i) the Purchased Common Shares will be duly and validly created, authorized, allotted and issued as fully paid and non-assessable;

          (ii) the Purchased Warrants will be duly and validly created, authorized and issued as fully paid and non-assessable; and

          (iii) the Warrant Shares will, upon receipt by the Company of payment therefor, be duly and validly allotted and issued as fully paid and non-assessable,

          in compliance with all applicable securities laws and the Investor will be the legal and registered owner of and will have good and marketable title to the Purchased Common Shares and the Purchased Warrants, and upon issuance, the Warrant Shares, free and clear of all pre-emptive rights, mortgages, liens, charges, security interests, adverse claims, pledges and demands whatsoever arising by reason of the acts or omissions of the Company or of Efoora, other than the sale restrictions imposed by the Shareholders' Agreement or applicable USA or Canadian securities laws;

     (j) no existing shareholder of Efoora has any pre-emptive right or right of first refusal that has not been waived in respect of the allotment and issuance of the Purchased Warrants and there are no existing shareholder agreements or Contracts of a similar nature relating to the Company or any Efoora Issued Shares, other than the Shareholders' Agreement;

     (k)  the sale and issuance of the Purchased Warrants will neither:

          (i) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Contract to which Efoora is a party or by which it or its property is bound; nor

          (ii)  give any Person the right to

                A. declare a default or exercise any remedy under any Contract to which Efoora is a party;

                B. accelerate the maturity or performance of any Contract, or any provision in any Contract, to which Efoora is a party; or

                C. cancel, terminate or modify any Contract to which the Company is party;

     (l) except as set forth in Schedule 3.2(e), no Person has any agreement, option or any right or privilege, or any right capable of becoming an agreement, option or any right or privilege, for the acquisition, purchase, subscription, allotment or issuance of any shares of the Company or any of its subsidiaries including, but not limited to, any convertible securities, warrants, stock options or convertible obligations; or to require the Company or any of its subsidiaries to purchase, redeem or otherwise acquire any of its issued and outstanding shares;

     (m) except as set forth in Schedule 3.2(m), Efoora has no Affiliates or any subsidiaries;

     (n) all action on the part of Efoora and its directors and shareholders necessary for the allotment, issuance and delivery of the Purchased Warrants to the Investor has been taken;

     (o) The Purchased Warrants will be duly and validly created, authorized and issued as fully paid and non-assessable warrants to purchase shares in the capital of the Company, exchangeable for shares in Efoora, and the Investor will be the legal and registered owner of all the Purchased Securities set out in Section 2.1 and will have good and marketable title thereto free and clear of all Encumbrances arising by, through or under the Company or Efoora, subject only to the terms and conditions of the Shareholders Agreement;

     (p) the execution and delivery of the Transaction Documents by Efoora and the consummation of the transactions contemplated thereby (except as expressly set forth therein) will not result in either:

          (i) the breach or violation of any of the provisions of, or constitute a default under or conflict with or cause the acceleration of any obligation of Efoora under:

                A. any Contract to which Efoora or by which any of its property is bound;

                B. the Constating Documents or any resolution of the shareholders or directors (or any committee thereof) of Efoora;

                C. any judgment, decree, order or award of any court, government, governmental agency, stock exchange, regulatory authority or any other third party having jurisdiction over Efoora;

                D. any license, permit, approval, consent or authorization held by Efoora or necessary to the operation of the Business; or

                E. any applicable USA or Canadian law, statute, ordinance, regulation or rule; or

          (ii) the creation or imposition of any Encumbrance on any of the Purchased Securities or any property or assets of Efoora;

     (q)  the Business is the only business operation carried on by Efoora;

     (r)  to the best of the knowledge of Efoora:

          (i) Efoora has complied, in all material respects, with all USA laws, statutes, ordinances, regulations, rules, judgments, decrees or orders applicable to Efoora or the Business; and

          (ii) no proceeding is pending or threatened to revoke or limit any License (as defined in Section 3.2(s));

     (s) Efoora has obtained all material licenses, permits, approvals, consents, certificates, registrations or authorizations necessary to carry on the Business or to own or lease any of the property or assets used by Efoora (collectively, the "LICENSES" and individually "LICENSE"). Each License is valid and subsisting and Efoora is not in default or in breach, in any material respect, of any License;

     (t) there is no requirement for Efoora to make any filing with, give any notice to or to obtain any license, permit, certificate, registration, authorization, consent or approval of, any USA or Canadian governmental or regulatory authority as a condition to the lawful consummation of the transactions contemplated by the Transaction Documents;

     (u) there is no requirement under any Contract relating to the Business or to Efoora to give any notice to, or to obtain the consent or approval of, any party to such agreement, instrument or commitment relating to the consummation of the transactions contemplated by the Transaction Documents;

     (v) there are no judgments which remain unsatisfied against Efoora or consent decrees or injunctions to which Efoora is subject;

     (w) except as otherwise provided herein under Schedule 3.2, there are no actions, suits or proceedings at law or in equity or by or before any governmental agency, arbitrator or arbitration board now pending, or to the best of the knowledge of Efoora, threatened against or affecting Efoora or any of Efoora's properties or assets and Efoora is not aware of any ground on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success;

     (x) the corporate records and minute books of Efoora contain complete and accurate minutes, in all material respects, of all meetings of the directors and shareholders of Efoora held since its incorporation, and all such meetings were duly called and held and the share certificate books, register of members, register of transfers and register of directors of Efoora are complete and accurate in all material respects;

     (y) the books of account, ledgers, order books, records and documents of Efoora fairly and accurately disclose, in all material respects, in accordance with generally accepted accounting principles the financial position of Efoora as at the date hereof and all material information relating to the Business of Efoora, the location and collection of its assets and the nature of all transactions giving rise to the obligations or accounts receivable of Efoora have been accurately recorded in such books of account, ledgers, order books, records and documents in all material respects;

     (z) the financial statements of Efoora for its fiscal year ending December 31, 1999 were prepared in accordance with generally accepted accounting principles applied on a basis consistent with those of previous years and those financial statements, copies of which are attached as Schedule 3.2(z) hereto (collectively, the "FINANCIAL STATEMENTS"):

          (i) present fairly the assets, liabilities, (whether accrued, absolute, contingent or otherwise) and the financial condition of Efoora as at December 31, 1999;

          (ii) present fairly the sales, earnings and the results of the operations of the during the 12 month period ending on December 31, 1999;

          (iii) are in accordance with the books and accounts of the Company, as of the date thereof; and

          (iv)  are true and correct in all material respects;

     (aa) since December 31, 1999 Efoora has carried on its Business in the usual and ordinary course and the Company has not entered into any transaction (including any transfer or sale of assets) out of the usual and ordinary course of business. Since December 31, 1999 there has been no material change in the affairs, business, prospects, operations or condition of Efoora, financial or otherwise, whether arising as a result of any legislative or regulatory change, revocation of any licence or right to do business, fire, explosion, accident, casualty, labour dispute, flood, drought, riot, storm, condemnation, act of God, public force or otherwise, except changes occurring in the usual and ordinary course of business which have not adversely affected the affairs, business, prospects, operations or condition of Efoora, financial or otherwise.

     (ab) there is no controversy pending between Efoora and any of their respective present or past employees or contractors that may require payment by Efoora;

     (ac) Efoora owns all Intellectual Property used in its Business, free and clear of all Encumbrances, except Permitted Encumbrances and except for any Intellectual Property licensed to the Company as disclosed in Schedule 3.2(ac);

     (ad) except as disclosed in Schedule 3.2(ac);

          (i) Efoora has the exclusive right to use all of the Intellectual Property and has not granted any license or other rights to any other person in respect of the Intellectual Property,

          (ii) Efoora is not required to pay any royalty or other fee to any person in respect of the use of any of the Intellectual Property,

          (iii) there is no restriction on the ability of Efoora to use or exploit all of the rights in the Intellectual Property,

          (iv) each of the trade-marks and trade names included in the Intellectual Property is in use;

          (v) to the best knowledge of Efoora, there is no and has not been any unauthorized use, infringement or misappropriation of any of Intellectual Property by any person, former employee or other third party; and

          (vi) all statements contained in all applications for registration of the Intellectual Property were true and correct in all material respects as of the date of such applications;

     (ae) to the best of the knowledge of Efoora, the conduct of the Business does not infringe and the use of the Intellectual Property does not infringe, and Efoora has not received any notice, complaint, threat or claim alleging infringement of, any copyright, patent, trade-mark, trade name, industrial design, trade secret or other intellectual property or proprietary right of any other person, and the conduct of the Business does not include any activity which may constitute passing off;

     (af) to the best of the knowledge of Efoora, the Intellectual Property of Efoora comprises all of the intellectual property necessary for the conduct of the Business as it has been conducted in the last year and as it anticipates its Business being conducted in the next five (5) years;

     (ag) to the best of the knowledge of Efoora, there is no matter, thing, information, fact, data or interpretation thereof relative to Efoora or any of its property and assets which has not been disclosed to the Investor which could reasonably be expected to have a material adverse effect on Efoora, its condition, financial or otherwise, or property and assets;

     (ah) all documents and information delivered by Efoora to the Investor as part of the Investor's due diligence in connection with the Transaction Documents are complete and accurate in all material respects; and

     (ai) Efoora acknowledges that its current equity position in the Company (as provided herein under Schedule 3.1(f)) reflects Efoora's investment, as of the Closing Date, of Two Hundred Twenty Thousand, Seven Hundred Twenty-Three Dollars ($220,723.00) in the Company, and also reflects Efoora's future commitment to invest, at minimum, an additional One Million Dollars ($1,000,000.00) in the Company, within eighteen (18) months of the Closing Date.

3.3 MEANING OF "TO THE BEST OF THE KNOWLEDGE". For the purposes of the representations and warranties contained in Section 3.1 and 3.2, whenever "TO THE BEST OF THE KNOWLEDGE OF THE COMPANY" OR "TO THE BEST OF THE KNOWLEDGE OF EFOORA" is used, it means to the best of the knowledge of the respective party after making due inquiry concerning the factual matter in question.

3.4 INDEMNITY BY THE COMPANY. The Company hereby covenants to indemnify the Investor from and against:

     (a) any inaccuracy in any representation or warranty made by the Company in this Agreement, the Transaction Documents or any other agreement to be entered into in connection with the transactions contemplated hereby or any certificates delivered or to be delivered by or on behalf of the Company pursuant to the terms of this Agreement (collectively, the "DOCUMENTS");

     (b) any breach of any covenant of the Company set forth in this Agreement or in the Documents;

     (c) any liability or other Claims or obligations, except for those disclosed in the Financial Statements or the schedules hereto, respecting the Company or any of its assets (including, without limitation, the Intellectual Property) which arose prior to the Time of Closing or respecting services performed or products supplied to customers of the Company before the Time of Closing or any other claims or liabilities in any way arising from the Company that are not disclosed in the Financial Statements; and

     (d) all actions, suits, proceedings, demands, assessments, judgments, costs and legal and other expenses incident to any of the foregoing.

3.5 REPRESENTATIONS AND WARRANTIES OF THE INVESTOR. The Investor hereby represents and warrants and acknowledges to the Company and Efoora as follows:

     (a) the Investor has been duly incorporated and is validly existing and in good standing under the laws of New York;

     (b) the Investor has good and sufficient power, authority and right to enter into and deliver this Agreement and to contemplate the transactions to be completed by the Investor contemplated hereby;

     (c) the Investor has all corporate power and capacity to own its properties and assets and to carry on its business as now being conducted and as presently proposed to be carried on by it;

     (d) each of the Transaction Documents has been duly authorized by all requisite corporate proceedings, and executed and delivered by, the Investor, as applicable, and is enforceable against the Investor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction;

     (e) the execution and delivery of the Transaction Documents by the Investor and the consummation of the transactions contemplated thereby (except as expressly set forth therein) will not result in either:

          (i) the breach or violation of any of the provisions of, or constitute a default under or conflict with or cause the acceleration of any obligation of the Investor under:

                A. any Contract to which the Investor or by which any of its property is bound;

                B. the Constating Documents or any resolution of the shareholders or directors (or any committee thereof) of the Investor;

                C. any judgment, decree, order or award of any court, government, governmental agency, stock exchange, regulatory authority or any other third party having jurisdiction over the Investor;

                D. any license, permit, approval, consent or authorization held by the Investor or necessary to the operation of the Business; or

                E. any applicable USA or Canadian law, statute, ordinance, regulation or rule; or

          (ii) the creation or imposition of any Encumbrance on any of the Purchased Securities or any property or assets of the Investor;

     (f)  to the best of the knowledge of the Investor:

          (i) the Investor has complied, in all material respects, with all USA and Canadian laws, statutes, ordinances, regulations, rules, judgments, decrees or orders applicable to the Investor or the Business; and

          (ii) no proceeding is pending or threatened to revoke or limit any license;

     (g) there is no requirement for Investor to make any filing with, give any notice to or to obtain any license, permit, certificate, registration, authorization, consent or approval of, any USA or Canadian governmental or regulatory authority as a condition to the lawful consummation of the transactions contemplated by the Transaction Documents;

     (h) there is no requirement under any Contract relating to the business of the Investor to give any notice to, or to obtain the consent or approval of, any party to such agreement, instrument or commitment relating to the consummation of the transactions contemplated by the Transaction Documents;

     (i) The Investor has such knowledge and experience in financial business matters that the Investor is capable of evaluating the merits and risks of the purchase of the Purchased Securities and of protecting the Investor's interests in connection therewith. The Investor is capable of evaluating the merits and risks of an investment in the Purchased Securities and of the transactions contemplated by this Agreement and has the ability to bear the economic risk of the investment, including complete loss of the investment and the loss of the Investor's entire investment in the Purchased Securities would not adversely affect the Investor. The Investor is experienced in evaluating and investing in new companies such as the Company in the first stage of implementing a business plan. The Investor has either secured independent tax advice with respect to an investment in the Purchased Securities, upon which it is relying, or it is sufficiently familiar with the income taxation of U.S. corporations that it deemed such independent advice to be unnecessary;

     (j) The Investor is acquiring the Purchased Securities for investment as principal for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof, and the Investor has no contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge or otherwise distribute all or any part of the Purchased Securities, and the Investor has no plan or intent to enter into any such contract, undertaking or arrangement. The Investor understands that the Purchased Securities have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor's representations as expressed herein;

     (k) The Investor understands that the purchased securities will be "restricted securities" under the U.S. securities laws since they are being acquired from the Company in a transaction involving an offering solely to non-U.S. residents and citizens and that under such laws and applicable regulations the Purchased Securities may be resold without registration under the Securities Act only in limited circumstances. The Investor: (a) acknowledges that the purchased securities must be held for at least one year unless registered under the Securities Act or an exemption from such registration is available; and (b) understands that no public market now exists for any of the securities issued by the Company and that there is no assurance that a public market will ever exist for the Purchased Securities;

     (l) The Investor represents that it is a corporation formed under the laws of the State of New York. The Investor's principal office is located in Vancouver, British Columbia, Canada. The Investor represents that it is not purchasing any of the Purchased Securities on behalf of any person who is either a U.S. citizen or resident;

     (m) In evaluating the suitability of an investment in the Company, the Investor has had an opportunity to obtain copies of any and all documents requested by it from the Company and to discuss the Company's business, management and financial affairs with the Company's management and the opportunity to review the Company's facilities and has received all information requested from the Company regarding the investment in the Company.

     (n) No consent, approval or authorization of or designation, declaration or filing with any Canadian federal or provincial governmental authority on the part of the Investor is required in connection with the valid execution and delivery of this Agreement by the Investor, and the consummation by the Investor of the transactions contemplated hereby. No U.S. or Canadian federal or provincial agency has reviewed or passed upon the adequacy of the information set forth in the Agreement, made any finding or determination as to the fairness for investment, or any recommendation or endorsement of the purchased securities as an investment;

     (o) It is understood that each certificate representing the Purchased Securities and any securities issued in respect thereof or exchange therefor shall bear legends substantially in the following form:

          THE SHARES REPRESENTED BY THIS CERTIFICATE (THE "SHARES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE SECURITIES LAWS. THE SHARES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE ACT WITH RESPECT THERETO OR IN ACCORDANCE WITH AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT AN EXEMPTION FROM SUCH REGISTRATION AND FROM ANY APPLICABLE SECURITIES LAWS IS AVAILABLE.

     (p) No prospectus has been filed by the Company with the British Columbia Securities Commission in connection with the issuance of the Purchased Securities, as it is acknowledged that such issuance is exempted from the prospectus requirements of the SECURITIES ACT (British Columbia) (the "B.C. Act") and that:

          (i) the Investor is restricted from using most of the civil remedies that would otherwise be available under the B.C. Act;

          (ii) the Investor may not receive information that would otherwise be required to be provided to him under the B.C. Act;

          (iii) the Company is relieved from certain obligations that would otherwise apply under the B.C. Act;

     (q) The Investor is purchasing sufficient Purchase Securities so that the aggregate acquisition cost of the Investor's Purchased Securities to the Investor is not less than $97,000, and the Investor is not a corporation, syndicate, partnership or other form of incorporated or unincorporated entity or organization created solely to permit the purchase of the Investor's Purchased Securities (or other similar purchases) by a group of individuals whose individual share of the aggregate acquisition cost of such Purchased Securities is less than $97,000;

     (r) To the best of the Investor's knowledge, the Purchased Securities were not advertised;

     (s) No person has made to the Investor any written or oral representations:

          (i)   that any person will resell or repurchase the Purchased
                Securities;

          (ii) that any person will refund the purchase price of the Purchased Securities;

          (iii) as to the future price or value of any of the Purchased Securities; or

          (iv) that the Purchased Securities will be listed and posted for trading on a stock exchange or that application has been made to list and post the Purchased Securities for trading on a stock exchange; and

     (t) The Investor understands and acknowledges that, with respect to any trade of the Purchased Securities acquired pursuant to a trade which occurs in British Columbia, if the Investor trades any of the Purchased Securities, then the Investor must file a report in the form attached to British Columbia Securities Commission Blanket Order #95/17, a copy of which may be obtained from the Company within 10 days of the initial trade of such securities, but where the Investor has so filed such report, the Investor is not required to file a further report in respect of additional trades of Purchased Securities acquired on the same date as the security which is the subject of such initial report.

                  ARTICLE 4 - COVENANTS BY COMPANY AND EFOORA

4.1 COVENANTS BY COMPANY. The Company and Efoora, respectively, hereby covenant with the Investor that it will take or has taken all corporate action and will obtain or has obtained all other necessary or desirable authorizations and approvals for the sale and issuance of the Purchased Securities and for the execution, delivery and performance of the Transaction Documents.

4.2 STATUTORY WITHHOLDINGS. The Company and Efoora (as applicable) will withhold from each amount to be paid or to be credited to any person the amount of all Taxes or other amounts required to be withheld by the Company or Efoora by law and will pay the same to the proper Tax or other receiving officer or authority within the time required under applicable legislation.

4.3 COMPLIANCE WITH SECURITIES LAWS. The Company and Efoora shall file all documents and take all proceedings to be taken to permit the Purchased Securities to be sold to the Investor in compliance with all applicable USA and Canadian securities laws.


                        ARTICLE 5 - CONDITIONS PRECEDENT

5.1 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE INVESTOR. The obligations of the Investor to complete the purchase and sale of the Purchased Shares under this Agreement are subject to the fulfilment at or prior to the Closing of the following conditions:

     (a) the Investor will be satisfied in its sole and unfettered discretion with the results of their ongoing due diligence work concerning the Company, and without limiting the generality of the foregoing, the Investor shall be satisfied in its sole and unfettered discretion that there have been no material or substantive changes to the Company's or Efoora's business plans or financial situations, as represented by the Company and Efoora to the Investor and further satisfied in its sole and unfettered discretion with its review of the audit and tax files of the Company;

     (b) the Investor shall have received all necessary approvals in order to make the investment contemplated by this Agreement, and without limiting the generality of the foregoing, the Investor shall have received approval from its board of directors;

     (c) the Investor shall have received sufficient funding, as determined in its sole and unfettered discretion, to maintain its operations and complete the transactions herein contemplated;

     (d) the Investor and its legal counsel will be satisfied with the legal documentation related to the investment contemplated by this Agreement, including the legal opinions to be provided by counsel for the Company and Efoora at the Closing;

     (e) the Investor is satisfied with the disclosure as to the capitalization of the Company made in Section 3.1(f) and further satisfied that such shares and all rights to acquire shares as described in Schedule 3.1(m) are not subject to any Encumbrance or pledge of any nature or kind;

     (f) the Company's board of directors and, if required, shareholders shall have approved of the Transaction Documents and the transactions contemplated thereunder;

     (g) if applicable, the existing shareholders of the Company will have waived all pre-emptive rights or rights of first refusal in respect of the allotment and issuance of the Purchased Shares;

     (h) no legal or regulatory action or proceeding will be pending or threatened by any person, firm or corporation to enjoin, restrict or prohibit the purchase and sale of the Purchased Securities contemplated by this Agreement;

     (i) the representations and warranties of the Company contained in this Agreement and in any certificate or document delivered pursuant to the provisions of this Agreement or in connection with the transactions contemplated by this Agreement will be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made at and as of such date;

     (j) the Company will have performed and complied with all covenants, conditions and agreements required by this Agreement to be performed or complied with by them prior to or at the Closing;

     (k) no substantial damage to the assets of the Company will have occurred prior to the Closing Date; and

     (l) the Company will have delivered to the Investor the documents contemplated by Section 6.2.

The foregoing conditions are for the exclusive benefit of the Investor and any such condition may be waived in whole or in part by the Investor at or prior to the Closing by delivering to the Company a written waiver to that effect executed by the Investor and whether or not the Investor is satisfied or unsatisfied shall be determined by the Investor in its sole, absolute and unfettered discretion. If one or more of such conditions precedent in Section
5.1 is not satisfied on or before the Closing Date and the Investor fails to waive in writing strict compliance therewith, then the Investor shall not be obligated to subscribe for and purchase the Purchased Securities and the Closing will not proceed and the Investor shall be released from all of its obligations hereunder. Notwithstanding the foregoing, all conditions precedent will be deemed to have been fulfilled or waived, by the Investor completing the subscription for the Purchased Securities.

5.2 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANY. The obligations of the Company and Efoora to complete the issuance of the Purchased Securities under this Agreement are subject to the fulfilment at or prior to the Closing of the following conditions:

     (a) no legal or regulatory action or proceeding will be pending or threatened by any person, firm or corporation to enjoin, restrict or prohibit the issuance of the Purchased Securities contemplated by this Agreement;

     (b) the Investor will have performed and complied with all covenants, conditions and agreements required by this Agreement to be performed or complied with by it prior to or at the Closing; and

     (c) the Investor will have delivered to the Company and Efoora the documents contemplated by Section 6.5.

The foregoing conditions are for the exclusive benefit of the Company and any such condition may be waived in whole or in part by the Company at or prior to the Closing by delivering to the Investor a written waiver to that effect executed by the Company and whether or not the Company is satisfied or unsatisfied shall be determined by the Company in its sole, absolute and unfettered discretion. If one or more of such conditions precedent in Section
5.2 are not satisfied on or before the Closing Date and the Company fails to waive in writing strict compliance therewith, then the Investor shall not be obligated to subscribe for and purchase the Purchased Securities and the Closing will not proceed and the Company will be released from all remaining obligations hereunder. Notwithstanding the foregoing, all conditions precedent will be deemed to have been fulfilled or waived, by the Company completing the issuance of the Purchased Securities.

                              ARTICLE 6 - CLOSING

6.1 CLOSING. The purchase and sale of the Purchased Securities will be completed at the Closing to be held at Suite 1300, 777 Dunsmuir Street, Vancouver, B.C. at 2:00 p.m. Vancouver Time on the Closing Date.

6.2 DOCUMENTS TO BE DELIVERED BY COMPANY AT CLOSING. At the Closing, the Company will deliver, or will cause to be delivered, to the Investor the following documents in form satisfactory to the Investor:

     (a) a certified copy of the Constating Documents of the Company and Efoora;

     (b) a Certificate of Good Standing with respect to the Company and with respect to Efoora;

     (c) an incumbency certificate certifying as to the authority of the respective signatories of the Company and Efoora to execute certificates on behalf of the Company or Efoora, as appropriate;

     (d) certified copies of a resolution of the directors of the Company and Efoora authorizing the allotment and issuance of the Purchased Securities to the Investor and the execution, delivery and performance of the Transaction Documents;

     (e) share certificates representing the Purchased Securities, duly and validly registered in the Investor's name;

     (f) the Transaction Documents, duly executed, by the Company and Efoora and others, as applicable;

     (g) certified copy of a resolution of the members of the Company electing the Investor's nominee to the Company's board of directors;

     (h) a Company cheque payable to the Investor in the amount of ten thousand dollars ($10,000), for due diligence, negotiations and closing costs of the Investor;

     (i) legal opinion from counsel in the form attached as Schedule 6.2(i) hereto; and

     (j) such other documentation as the Investor or its counsel may reasonably request.

6.3 DOCUMENTS TO BE DELIVERED BY COMPANY AFTER CLOSING. On or before September 30, 2000, or such later date as the parties may otherwise mutually agree to in writing, the Company will deliver, or will cause to be delivered, to the Investor the following documents in form satisfactory to the Investor:

     (a)  Employment Agreement of David S. Grosky;

     (b)  Employment Agreement of Robert Petersen;

     (c)  Employment Agreement of Craig Rappin;

     (d) Certificate of Good Standing in the State of Illinois of the Company; and

     (e)  Research Agreements between the Company and each of:

          (i)   the University of Maryland Biotechnology Institute ("UMBI");

          (ii) the Institute for Basic Research in Mental Retardation and Developmental Disabilities ("IBR"); and

          (iii) Case Western Reserve University,

          in form satisfactory to the Investor.

6.4 DOCUMENTS TO BE DELIVERED BY EFOORA AFTER CLOSING. On or before September 30, 2000, or such later date as the parties may otherwise mutually agree to in writing, Efoora will deliver, or will cause to be delivered, to the Investor the following documents in form satisfactory to the Investor:

     (a)  Certificate of Good Standing in the State of Illinois of Efoora.

6.5 DOCUMENTS TO BE DELIVERED BY INVESTOR AT CLOSING. At the Closing, the Investor will, as applicable, deliver, or will cause to be delivered, to the Company the following documents in form satisfactory to the Company:

     (a) as partial payment of the Subscription Price for the Purchased Securities, the sum of One million dollars ($1,000,000.00), by wire transfer payable to the Company pursuant to the terms and conditions provided in Article 2.2(a) herein;

     (b) the Transaction Documents, duly executed in counterpart where applicable by an authorized signatory of the Investor; and

     (c) such other documentation as the Company or its legal counsel may reasonably request.


                         ARTICLE 7 - GENERAL PROVISIONS

7.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. All representations, warranties, covenants and agreements made by the Company in or pursuant to this Agreement will survive the completion of the transactions contemplated by this Agreement and, notwithstanding such completion or any investigation at any time made by or on behalf of the Investor, shall continue in full force and effect for the benefit of the Investor.

7.2       TIME OF THE ESSENCE. Time is of the essence of this Agreement.

7.3 FURTHER ACTS. Each of the parties will, at the request of and at the expense of any party to this Agreement, execute and deliver any further documents and do all acts and things as that party may reasonably require in order to carry out the true intent and meaning of this Agreement.

7.4 LEGAL AND ACCOUNTING FEES. With the exception of the payment herein provided for under Article 6.2(h), each party shall pay its respective legal and accounting costs and expenses incurred in connection with the preparation, execution and delivery of this Agreement and all documents and instruments executed pursuant hereto, and any other costs and expenses whatsoever and howsoever incurred, including any applicable excise taxes and all attorney's fees and costs. Each party shall also be responsible for any income tax obligation incurred by them, respectively, as a result of this transaction.

7.5 ENUREMENT. This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective heirs, personal representatives, administrators, successors and assigns.

7.6 GOVERNING LAW AND ATTORNMENT. This Agreement and the other Transaction Documents (with the exception of the Employee Agreements) shall be governed and construed in accordance with by the laws of the Province of British Columbia and the laws of Canada applicable therein. The parties hereby irrevocably submit to the non-exclusive jurisdiction of the Courts of the Province of British Columbia and agree that any legal proceedings arising out of or in connection with this Agreement may be brought before the courts of the Province of British Columbia.

7.7 ENTIRE AGREEMENT. This Agreement and the Transaction Documents constitute the entire agreement among the parties with respect to the transactions contemplated hereby and supersede


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


all prior negotiations, proposals representations, warranties and agreements, whether oral or written, with respect thereto including, without limitation, the Memorandum of Understanding between the parties dated as of July 19, 2000.

7.8 NOTICES. Any notice required or permitted to be given under this agreement by any party will be deemed to have been well and sufficiently given if mailed by prepaid registered mail, or sent by facsimile machine ("FAXED") to, or delivered at, the address or fax number of the party to whom it is directed set forth on page one, or at such other reasonable address at which personal delivery may be effected as such party may from time to time give notice of, and any such notice shall be deemed to have been received, if mailed, 3 business days after the time of mailing and, if delivered or faxed, upon the date of delivery or faxing.

7.9 CURRENCY. All references in this Agreement to dollars are references to USA dollars.

7.10 BUSINESS DAY. Any obligation required to be performed by a party under this Agreement on a Saturday, Sunday or statutory holiday will be properly discharged if performed by such party on the next following day which is not a Saturday, Sunday or statutory holiday.

7.11 WAIVER. The failure by any party to insist in any one or more instances upon the strict performance of any one of the covenants contained in this Agreement will not be construed as a waiver or relinquishment of such covenant. No waiver by any party of any such covenant will be deemed to have been made unless expressed in writing and signed by the waiving party.

7.12 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction will be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability, in any jurisdiction, will not invalidate or render unenforceable such provision in any other jurisdiction.

7.13 AMENDMENTS. No term or provision of this Agreement may be amended except by an instrument in writing signed by all of the parties to this Agreement.

7.14 ASSIGNMENT. No party shall assign its rights under this Agreement without the consent of the other parties hereto.

7.15 PUBLIC ANNOUNCEMENTS. No public announcement or press release concerning this transaction shall be made by either party without the prior consent and joint approval of the Investor and the Company. Notwithstanding the foregoing, the Investor will have the right to issue a news release, jointly or otherwise, with respect to the completion of the transactions contemplated by this Agreement and the Transaction Documents, as required by law. The Investor will allow the Company to review such press release and will consider corrections thereto suggested by the Company but will not be bound to publish in such press release anything except as is finally determined in the sole discretion of the Investor.

7.16 COUNTERPARTS. This Agreement may be executed in any number of counterparts (including fax) each of which when so executed will be deemed to be an original and when taken together shall constitute the entire and same agreement.


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


7.17 INDEPENDENT LEGAL ADVICE. Each of the parties to this Agreement acknowledges and agrees that McCarthy Tetrault has acted as counsel only to the Investor and that Shefsky & Froelich Ltd. has acted only for the Company and Efoora, and that none of the aforementioned legal firms or legal counsel are protecting the rights and interests of any other party to this Agreement.

7.18 ARBITRATION. In the event of any dispute under this Agreement or the other Transaction Documents which does not involve a party seeking a court injunction, that dispute will promptly be referred to and finally resolved by arbitration by a single arbitrator in accordance with the COMMERCIAL ARBITRATION ACT (British Columbia). The place of arbitration will be Vancouver, British Columbia, Canada.

7.19 NO PARTNERSHIP. Nothing in this Agreement or in the relationship of the parties hereto shall be construed as in any sense creating a partnership among the parties or as giving to any party any of the rights or subjecting any party to any of the creditors of the other parties.

7.20 CONFIDENTIALITY. The Company covenants and agrees that all information relating to this Agreement, the Transaction Documents, the Memorandum of Understanding between the parties hereto dated as of July 19, 2000 and all negotiations and discussions with the Investor (collectively, the "Confidential Information") shall be held in strict confidence and not disclosed to any Person at any time without the prior written consent of the Investor.

7.21 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when executed and delivered is an original but all of which taken together constitute one and the same instrument and any party may execute this Agreement by signing any counterpart of it.

7.22 FAX DELIVERY. This Agreement may be executed by the parties and transmitted by facsimile and if so executed and transmitted this Agreement will be for all purposes as effective as if the parties had delivered an executed original Agreement.

IN WITNESS WHEREOF this Agreement has been executed by the parties hereto as of the date first above written.


PRION DEVELOPMENTAL LABORATORIES, INC.

Per: /s/ DAVID S. GROSKY
     ____________________________
     Authorized Signatory

BIOLABS, INC.

Per: /s/ E. GREG MCCARTNEY
     ____________________________
     Authorized Signatory

EFOORA, INC.

Per: /s/ DAVID S. GROSKY
     ____________________________
     Authorized Signatory

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